UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

Inovalon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36841	47-1830316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4321 Collington Road
Bowie,	Maryland	20716
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (301) 809-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange On Which Registered	Ticker Symbol
Class A Common Stock, $0.000005 par value per share	NASDAQ Global Select Market	INOV

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018 and January 7, 2019, Inovalon Holdings, Inc. (the “Company”) filed Current Reports on Form 8-K disclosing under Item 5.02 that Mark A. Pulido and Isaac S. Kohane had each been appointed to the Board of Directors (“Board”) of the Company. At the time of the filings, Mr. Pulido and Dr. Kohane had not yet been appointed to serve on any committees of the Board.

Pursuant to Instruction (2) to Item 5.02 of Form 8-K, the Company is filing this amendment to its prior reports for the sole purpose of disclosing that Mr. Pulido and Dr. Kohane will serve as members of the Board’s Security and Compliance Committee effective November 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVALON HOLDINGS, INC.

Dated: November 19, 2019	By:	/s/ KEITH R. DUNLEAVY, M.D.
Keith R. Dunleavy, M.D.
Chief Executive Officer and Chairman